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                                                                Exhibit 10.1
                      [Applied Digital Solutions Logo]


FOR IMMEDIATE RELEASE:
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INVESTOR CONTACT                                          MEDIA CONTACT
----------------                                          -------------
LORI ALEXANDER                                            MATTHEW COSSOLOTTO
PHONE: 561-805-8013                                       PHONE: 914-245-9721
INVESTOR@ADSX.COM                                         MATTHEW@OVATIONS.COM
-----------------                                         --------------------



               APPLIED DIGITAL SOLUTIONS AGREES TO FORBEARANCE
            AGREEMENT WITH IBM CREDIT, LLC, THE COMPANY'S SENIOR
                               SECURED LENDER

           RICHARD J. SULLIVAN ANNOUNCES RETIREMENT FROM COMPANY -
            SCOTT R. SILVERMAN ASSUMES TITLES OF CHAIRMAN AND CEO

PALM BEACH, FL - MARCH 27, 2003 - APPLIED DIGITAL SOLUTIONS, INC. (NASDAQ:
ADSX), an advanced technology development company, announced today that it has agreed to the terms of a forbearance agreement with IBM Credit LLC, the Company's senior secured lender, granting Applied Digital more favorable loan repayment terms and more time in which to meet its current obligations to IBM Credit. The specific terms of the agreement have been attached as an exhibit to the Company's form 8-K to be filed today.

In summary, the terms of the agreement include, but are not limited to, the following:

     o The forbearance by IBM Credit of the current outstanding obligation (of approximately $95 million) owed by Applied Digital, subject to continued compliance with the covenants in the Forbearance Agreement and Credit Agreement.

     o Various purchase rights of Applied Digital to buy back its existing indebtedness from IBM Credit. These rights include a one-time payment, on or before June 30, 2003, of $30 million. If this particular payment is made, Applied Digital would satisfy its full obligation to IBM Credit.

     o    A substantial reduction in the effective interest rate.

     o The implementation of certain agreed procedures, including the engagement of an investment banker, to facilitate the valuation and potential sale of some or all of the shares of Digital Angel Corporation held beneficially by Applied Digital through the Digital Angel Share Trust.

     o The imposition of additional limitations on permitted expenditures by Applied Digital and a requirement that the Company take steps towards valuing and, if necessary, selling some of its assets.

     o The dismissal of the complaint filed by Applied Digital on March 6, 2003, against IBM Credit and IBM Corporation.


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The Company also announced that Richard J. Sullivan has retired from his positions as Chairman and CEO, effective March 21, 2003. Applied Digital's Board of Directors negotiated a severance agreement, reduced from the terms of Mr. Sullivan's existing employment contract, providing for a one-time payment of approximately $10.6 million in restricted stock instead of a potential $17 million obligation contained in Mr. Sullivan's employment contract.

At the request of the Board of Directors, Scott R. Silverman, who has served as Applied Digital's President since March 2002 and who led the most recent discussions with IBM Credit, will assume the titles of Chairman and CEO, effective immediately.

A graduate of The University of Pennsylvania (1985) and Villanova University School of Law (1989), Mr. Silverman, 39, began his career as an attorney specializing in commercial litigation and communications law. He has served as General Counsel and later as President of ATI Communications, Inc. In 1996, ATI Communications was acquired by Applied Digital Solutions, Inc. From 1997 to 1999, Mr. Silverman was Vice President, Business Development of Applied Digital. From 1999 to 2001, Mr. Silverman operated his own private-investment banking firm and has provided consulting, merger/acquisition, restructuring and capital market services to public and private companies. Mr. Silverman returned to Applied Digital as a consultant in mid-year 2001.

ABOUT APPLIED DIGITAL SOLUTIONS, INC.
Applied Digital Solutions is an advanced technology development company that focuses on a range of life-enhancing, personal safeguard technologies, early warning alert systems, miniaturized power sources and security monitoring systems combined with the comprehensive data management services required to support them. Through its Advanced Technology Group, the Company specializes in security-related data collection, value-added data intelligence and complex data delivery systems for a wide variety of end users including commercial operations, government agencies and consumers. Applied Digital Solutions is the beneficial owner of a majority position in Digital Angel Corporation (AMEX: DOC). For more information, visit the Company's website at http://www.adsx.com.

Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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